                                                   Exhibit (12)
                                                   Commonwealth Edison Company
                                                   Form 10-Q File No. 1-1839



       Commonwealth Edison Company and Subsidiary Companies Consolidated
       -----------------------------------------------------------------

              Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
             Preferred and Preference Stock Dividend Requirements
             ----------------------------------------------------

                            (Thousands of Dollars)

                                                                                      Twelve Months Ended
                                                                               ----------------------------------
Line                                                                           December 31,             June 30,
 No.                                                                               1994                   1995
- ----                                                                           ------------            -----------
  1      Net income                                                              $  423,946             $  614,661
                                                                                 ----------             ----------

  2      Net provisions for income taxes and investment tax credits deferred
  3        charged to-
  4          Operations                                                          $  300,764             $  424,005
  5          Other income                                                           (23,062)                (2,322)
                                                                                 ----------             ----------

  6                                                                              $  277,702             $  421,683
                                                                                 ----------             ----------
  7      Fixed charges-
  8        Interest on debt                                                      $  621,909             $  611,874
  9        Estimated interest component of nuclear fuel and
 10          other lease payments, rentals and other interest                        64,885                 72,533
 11        Amortization of debt discount, premium and expense                        22,804                 22,572
                                                                                 ----------             ----------
 12                                                                              $  709,598             $  706,979
                                                                                 ----------             ----------
 13      Preferred and preference stock dividend requirements-
 14        Provisions for preferred and preference stock dividends               $   64,927             $   67,673
 15        Taxes on income required to meet provisions for
 16          preferred and preference stock dividends                                42,854                 44,582
                                                                                 ----------             ----------
 17                                                                              $  107,781             $  112,255
                                                                                 ----------             ----------
 18      Fixed charges and preferred and preference stock
 19        dividend requirements                                                 $  817,379             $  819,234
                                                                                 ----------             ----------
 20      Earned for fixed charges and preferred and preference stock
 21        dividend requirements                                                 $1,411,246             $1,743,323
                                                                                 ----------             ----------
 22      Ratios of earnings to fixed charges (line 21 divided by line 12)              1.99                   2.47
                                                                                       ====                   ====
 23      Ratios of earnings to fixed charges and preferred and preference
 24        stock dividend requirements (line 21 divided by line 19)                    1.73                   2.13
                                                                                       ====                   ====